UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 969-3586

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

The following table presents Pioneer Southwest Energy Partners L.P.’s open commodity derivative positions as of September 28, 2012:

			Twelve Months Ending
	2012		December 31,
	Third Quarter	Fourth Quarter	2013	2014	2015

Average Daily Oil Production Associated with Derivatives (Bbls):
Collar Contracts with Short Puts:
Volume	1,500	1,500	1,750	5,000	—
NYMEX price:
Ceiling	$109.00	$109.00	$116.00	$124.00	$—
Floor	$85.00	$85.00	$88.14	$90.00	$—
Short Put	$70.00	$70.00	$73.14	$72.00	$—
Swap Contracts:
Volume	3,000	3,000	3,000	—	—
NYMEX price	$79.32	$79.32	$81.02	$—	$—
Average Daily NGL Production Associated with Derivatives (Bbls):
Swap Contracts:
Volume	750	750	—	—	—
Blended index price (a)	$35.03	$35.03	$—	$—	$—
Average Daily Gas Production Associated with Derivatives (MMBtu):
Collar Contracts with Short Puts:
Volume	—	—	—	—	5,000
NYMEX price:
Ceiling	$—	$—	$—	$—	$5.00
Floor	$—	$—	$—	$—	$4.00
Short Put	$—	$—	$—	$—	$3.00
Swap Contracts:
Volume	5,000	5,000	2,500	5,000	—
NYMEX price (b)	$6.43	$6.43	$6.89	$4.00	$—
Basis Swap Contracts:
Permian Basin Index Swaps volume (c)	2,500	2,500	2,500	—	—
Price differential	$(0.30)	$(0.30)	$(0.31)	$—	$—
__________

(a)	Represents weighted average index price per Bbl of each NGL component.
(b)	Represents the NYMEX Henry Hub index price on the derivative trade date.
(c)	Represent swaps that fix the basis differentials between the Permian Basin index price and the NYMEX Henry Hub index price used in gas swap contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: October 1, 2012